                                                                   EXHIBIT 10.21

                                                                APO Draft 5-82
                                                                APO Revised 9-82
                                                                RO Revised 10-82
                                                                RO Revised 11-82
                                                                RO Revised 02-83
                                                                RO Revised 03-83

                                                      Contract No. 5-07-30-W0068

                                 UNITED STATES
                           DEPARTMENT OF THE INTERIOR
                             BUREAU OF RECLAMATION

                   CONTRACT BETWEEN THE UNITED STATES AND THE
                          CHAPARRAL CITY WATER COMPANY

                     PROVIDING FOR CONSTRUCTION OF A WATER
                              DISTRIBUTION SYSTEM

                            CENTRAL ARIZONA PROJECT

Article                             Title                                  Page
-------                             -----                                  ----
   1      Preamble........................................................   1
   2      Explanatory Recitals............................................   1
   3      Definitions.....................................................   3
   4      Construction of Distribution System and Limit of
            Expenditures Therefor.........................................   5
   5      Mitigation......................................................   8
   6      Termination.....................................................   9
   7      Construction Management Support Services Provided by
            Contractor....................................................  10
   8      Declaration of Completion.......................................  10
   9      Repayment by Contractor.........................................  11
  10      Operation and Maintenance of Transferred Works--Payment
            of Miscellaneous Costs........................................  13
  11      Examination and Inspection of Project Works for Determining
            Adequacy of Operation and Maintenance Program.................  15
  12      Reserve Fund....................................................  16
  13      General Obligation--Benefits Conditioned Upon Payment...........  17
  14      Quality of Water................................................  18
  15      Water and Air Pollution Control.................................  18
  16      Books, Records, and Reports.....................................  18
  17      Rules, Regulations, and Determinations..........................  18
  18      Notices.........................................................  19
  19      Equal Opportunity...............................................  19
  20      Title VI, Civil Rights Act of 1964..............................  20
  21      Charge for Late Payments........................................  21
  22      Contingent on Appropriation or Allotment of Funds...............  21
  23      Assignment Limited--Successors and Assigns Obligated............  21
  24      Officials Not to Benefit........................................  21
  25      Changes in Contractor's Organization............................  22
  26      Administration of Project Lands.................................  22
  27      Confirmation of Contract........................................  22
          Signatory Page..................................................  23

Repayment Contract                                                 EXHIBIT 10.21

                                                                APO Draft 5-82
                                                                APO Revised 9-82
                                                                RO Revised 10-82
                                                                RO Revised 11-82
                                                                RO Revised 02-83
                                                                RO Revised 03-83

                                                      Contract No. 5-07-30-W0068

                                 UNITED STATES
                           DEPARTMENT OF THE INTERIOR
                             BUREAU OF RECLAMATION

                   CONTRACT BETWEEN THE UNITED STATES AND THE
                          CHAPARRAL CITY WATER COMPANY

                     PROVIDING FOR CONSTRUCTION OF A WATER
                              DISTRIBUTION SYSTEM

                            CENTRAL ARIZONA PROJECT

                                    Preamble


     1. THIS CONTRACT, made this 6th day of December, 1984, in pursuance generally of the Reclamation Act of June 17, 1902 (32 Stat. 388), and acts amendatory thereof or supplementary thereto, including but not limited to the Reclamation Project Act of August 4, 1939 (53 Stat. 1187), as amended, and the Colorado River Basin Project Act of August 4, 1939 (53 Stat. 1187), as amended, and the Colorado River Basin Project Act of September 30, 1968 (82 Stat. 885), as amended on December 20, 1982, hereinafter referred to as the "Basin Project Act," all collectively hereinafter referred to as the "Federal Reclamation Laws," between the UNITED STATES OF AMERICA, hereinafter referred to as the "United States," acting through the Secretary of the Interior, and the CHAPARRAL CITY WATER COMPANY, hereinafter referred to as the "Contractor," organized under the laws of Arizona, with its principal place of business in Fountain Hills, Arizona;

          WITNESSETH, THAT:

                              Explanatory Recitals

     2. WHEREAS, the Basin Project Act provides, among other things, that for the purposes of furnishing irrigation and municipal and industrial water supplies to water deficient areas of Arizona and western New Mexico through direct diversion or exchange of water, for control of floods, conservation and development of fish and wildlife resources, enhancement of recreation opportunities, and for other purposes, the Secretary of the Interior shall construct, operate, and maintain the Central Arizona Project; and

     WHEREAS, on December 6, 1984, the United States, the Contractor, and the Central Arizona Water Conservation District entered into a water service subcontract, which provides for the delivery of Central Arizona Project water to the Contractor; and

     WHEREAS, in order to utilize the water supply made available under the aforesaid subcontract to irrigate eligible lands and/or for municipal, industrial, and domestic purposes, the Contractor desires that the United States construct a distribution system; and

     WHEREAS, Section 309(b) of the Basin Project Act authorizes the appropriation of Federal funds for construction of distribution and drainage facilities for non-Indian lands and directs the Secretary to enter into agreements with the non-Federal interests which require the non-Federal interests to provide not less than 20 percent of the total cost of such facilities during the construction of such facilities; and

     WHEREAS, the Contractor has submitted to the Secretary of the Interior a report in acceptable form, entitled "Engineering Report for Construction of a Water Distribution System," dated April 1984, herein styled "proposal," setting forth a distribution system plan and estimated cost in detail comparable to those included in preauthorization reports required for a Federal Reclamation Project; and

          WHEREAS, on February 22, 1984, the Contractor entered into a Memorandum of Understanding with the United States, hereinafter styled "MOU," providing for repayment of certain costs incurred by the United States in connection with the development of plans and designs and specifications for the distribution system prior to execution and validation of a repayment contract; and

          WHEREAS, the United States is willing to undertake the construction of the distribution system as described in the proposal under the conditions hereinafter set forth;

          NOW THEREFORE, in consideration of the covenants herein contained, it is agreed as follows:

                                  DEFINITIONS

     3. When used herein, unless otherwise distinctly expressed or manifestly incompatible with the intent thereof, the term:

          (a) "Secretary" or "Contracting Officer" shall mean the Secretary of the Interior of the United States or his duly authorized representative;

          (b) "Central Arizona Water Conservation District" shall mean the water conservation district, organized under the laws of Arizona, which is responsible for repayment of reimbursable Central Arizona Project costs allocable thereto, pursuant to Contract No. 14-06-W-245, dated December 15, 1972, between the United States and the district;

          (c) "Central Arizona Project" shall mean the project works authorized by Section 301(a) of the Basin Project Act and constructed by the United States pursuant to the provisions of said Act;

     (d) "Distribution system" or "project" shall mean and include the undertaking for construction set forth in the proposal, and shown on a map designated Exhibit "A" which is attached hereto and expressly made a part of this contract, including any modifications therein pursuant to the provisions of Subarticle 4(f);

     (e) "Project works" shall mean and include all works and facilities constructed in accordance with the plan set forth in the proposal and including any modifications therein pursuant to the provisions of Subarticle 4(f), together with land, interests in land, and rights-of-way for such works and facilities;

     (f)  "Year" shall mean the calendar year;

     (g) "Agricultural water" shall mean water used on irrigable lands primarily in the commercial production of agricultural crops or livestock, including domestic use incidental thereto, on tracts of land operated in units of more than 5 acres;

     (h) "Municipal, industrial, and domestic water," herein referred to as "M&I water," shall mean water delivered by means of the project works and not used as agricultural water;

     (i) "Repayment obligation" shall mean the total amount of money repayable to the United States by the Contractor under the terms of this contract;

     (j) "Contractor's service area" shall mean the area of land within the exterior boundaries of the Contractor as shown on Exhibit "A".

                Construction of Distribution System and Limit of
                             Expenditures Therefor

     4. (a) Subject to the terms and conditions of this contract, the United States will undertake the construction of the project as described in the proposal, or as modified pursuant to Subarticle 4(f), including but not limited to preparation of final planning and environmental documentation, issuance of specifications, awarding of construction contracts, and acquiring and withdrawing lands as necessary for project purposes. The total cost of the project, including allowances for price escalation, is $4,115,000, plus interest during construction, based on estimated construction expenditures of $3,292,000 by the United States and estimated contributions by the Contractor of $823,000. Subject to the provisions of Article 22, the United States will expend toward construction of the project, exclusive of interest during construction, funds not to exceed $3,292,000.

       (b) The Contractor shall contribute no less than 20 percent of the total cost of the project during the construction period. Contributions by the Contractor, in the form of cash and/or goods and services, will be provided as scheduled in the proposal and as deemed necessary by the Contracting Officer to supplement Federal funding. If the project cannot be completed with the aforesaid Federal funds and contributions, the Contractor will provide to the United States the additional contributions necessary to complete the project as provided herein. The additional contributions may be in the form of cash and/or goods and services. All contributions of goods and services shall be subject to prior approval of the Contracting Officer.

              (c) The obligations of the United States under this contract shall be contingent upon the Contractor establishing a line of credit of not less than $200,000 for the purpose of financing any cost overruns. If the Contracting Officer determines that the project cannot be completed within the total project cost specified in Subarticle 4(a), the Contracting Officer shall so advise the Contractor by written notice. The notice shall specify the estimated amount of the cost overrun, show when the additional funds will be required, and direct the Contractor to proceed with the procurement of funds to meet the schedule, and the Contractor shall forthwith secure the required amount of funds. In the event the $200,000 line of credit authorization will not, as determined by the Contracting Officer, be required to fund cost overruns, with the prior approval of the Contracting Officer, the Contractor may use said line of credit for other authorized purposes.

              (d) The Federal cost of the project shall include all expenditures by the United States of whatsoever kind in connection with, arising out of, or resulting from the construction and operation and maintenance during construction of the project and the performance of said work, including but not limited to: interest during construction on costs allocated to the M&I water supply function as provided in Subarticle 4(e); the costs incurred by the United States pursuant to the aforesaid MOU; the costs of labor, material, equipment, engineering and legal work; the cost of superintendence, administration and overhead, rights-of-way, property, and damage of any kind; all sums expended in surveys and investigations in connection with the project, both prior to and after the execution of this contract; and the cost of all soil investigations and other preliminary work. The determination of what costs are properly chargeable and the amount thereof shall be made by the Contracting Officer after such consultation with the Contractor as the Contracting Officer determines to be appropriate.

        (e) Interest during construction shall be computed as follows: Compound interest at the rate of 3.342 percent per annum will be computed and accrued from the date of expenditure of Federal funds for construction to the date of notice of completion on that portion of the Federal expenditures which is allocable to M&I water supply purposes based upon the ratio of the estimated quantity of water to be delivered for M&I water purposes through the project works during the entire repayment period to the total estimated quantity of water to be delivered for all purposes through the project works during said period, said ratio expressed as a decimal being 1.00. The interest so computed shall be included as part of the repayment obligation to be repaid pursuant to the schedule included in Subarticle 9(c). The amount of M&I water furnished during the repayment period from project works shall be metered, or measured by such other means as may be established by the Contracting Officer. During project construction, the United States shall install metering devices in consultation with the Contractor to determine the quantity of M&I water deliveries by and the through the project works. The cost of such metering devices shall be a part of the repayment obligation to be repaid to the United States in accordance with Article 9. During periods when the Contractor is operating and maintaining the project works, the installation and cost of metering devices shall be the responsibility of the Contractor. The Contractor shall care for, operate, and maintain all such metering devices in accordance with the provisions of Article 10. The Contracting Officer and his representatives shall be allowed access at all times to all metering devices.

            (f) If the Contracting Officer determines changes in location, size, or capacity of any of the project works to be expedient, economical, necessary, or advisable, during the progress of the work, the Contracting Officer may, after consultation with the Contractor, make such changes to the extent that such changes do not substantially change the basic character or service capability of the project.

                                   Mitigation

      5. (a) If the Contractor is contributing proposed designs, plans, and specifications as part of its contributions toward the project pursuant to Subarticles 4(a) and 4(b), the Contractor shall incorporate in such designs, plans, and specifications, the environmental measures specified in the environmental clearance documents associated with this contract (the Environmental Impact Statement on Water Allocations and Water Service Contracting, Central Arizona Project, dated March 19, 1982, and the supporting National Environmental Policy Act Compliance Checklist dated September 19,
1984). Except as provided in Subarticle 5(b), all construction costs properly allocable to mitigation shall be included in the Contractor's repayment obligation and be repaid in accordance with the provisions of Article 9.

            (b) The Contracting Officer, with the cooperation of the Contractor, shall conduct cultural resource surveys and perform mitigation measures on sites that would be disturbed by construction of the project works. The cost of such cultural surveys and cultural resource site mitigation measures shall be nonreimbursable in accordance with the Historical and Archeological Data Act of June 27, 1960 (74 Stat. 220), as amended; Provided, however, That the nonreimbursable costs for such surveys and mitigation measures shall not exceed 1 percent of the total amount authorized to be appropriated for construction of the project works.

                                  Termination

     6. (a) The United States reserves the right to terminate this contract no later than 60 days after the first major construction contract bid opening, as determined by the Contracting Officer, by written notice thereof to Contractor if:

            (1) The least cost construction contract bid that is acceptable to the Contracting Officer exceeds the estimate of construction cost contained in the approved proposal to such an extent that, as determined solely by the Contracting Officer after consultation with the Contractor, it appears unlikely that the project can be completed within the total project cost specified in Subarticle 4(a) and the amount of the line of credit authorized for cost overruns pursuant to Subarticle 4(c); or

            (2) The Contractor has not made arrangements to secure non-Federal funding to finance its contributions as specified in Subarticles 4(a) and 4(b) on a schedule compatible with Federal funding or anticipated Federal funding.

        (b) If the contract is terminated for either of the above reasons, the costs incurred by the United States pursuant to this contract shall be repaid to the United States by the Contractor pursuant to a bill for collection or a repayment schedule furnished by the Contracting Officer to the Contractor after consultation with the Contractor. The termination of this contract shall not relieve the Contractor of the responsibility to repay any such costs to the United States. The provisions of Article 21 shall apply in the case of any late payments.

        Construction Management Support Services Provided By Contractor

     7. In the event that the Contractor's contributions toward the project pursuant to Subarticles 4(a) and 4(b) include construction management support services, the following shall apply:

          (a) Construction management support services provided by the Contractor shall be performed in accordance with Federal procurement regulations.

          (b) The Contractor shall prepare and furnish to the Contracting Officer, at such intervals as the Contracting Officer may designate, but at least once each month, written reports fully describing the progress and cost of work scheduled and performed. Said reports shall be prepared in such form and in such manner as the Contracting Officer may from time to time prescribe.

          (c) The Contractor may utilize in connection with construction management support services such independent, expert, consulting, or supervisory services as the Contractor may deem necessary, and the reasonable cost of such services shall be considered a contribution of the Contractor towards the project.

                           Declaration of Completion

     8. Upon substantial completion of the project or such part thereof as the Federal funds and Contractor's contributions will allow, or at such time as the benefits from the project are substantially available to Contractor, whichever first occurs, all as determined by the Contracting Officer, the United States shall give the Contractor written notice of completion of the project, including a statement of the total estimated or actual repayment obligation.

                            Repayment by Contractor

      9. (a) The Contractor is obligated for and shall repay to the United States, on account of construction and operation and maintenance during construction by the United States, all costs of the project works funded by the United States (which are determined by the Contracting Officer to be allocable to the Contractor) in accordance with the provisions of this contract. The Contractor shall be obligated to repay the United States the actual cost of construction and operation and maintenance during construction incurred by the United States, but not exceeding $3,292,000 as specified in Subarticle 4(a), plus interest during construction.

            (b) The Contractor shall repay to the United States the amount of the repayment obligation in not to exceed 40 successive semiannual principal installments, plus interest at the rate of 3.342 percent per annum on 100 percent of the repayment obligation outstanding on the payment date. The first payment shall become due and payable on February 1 of the year following that in which the United States gives the Contractor notice of completion, and shall include all interest accruing during the period from date of issuance of the notice of completion through the January 31 immediately preceding the initial payment date. Subsequent semiannual payments shall become due and payable on August 1 of that year and on February 1 and August 1 of each succeeding year until such time as the repayment obligation has been fully repaid and shall include all interest for the 6-month period ending January 31 or July 31 immediately preceding the payment dates. The interest payments shall be in addition to the principal payments to be made pursuant to the repayment schedule contained in subarticle (c) hereof. With each semiannual payment due and payable on February 1, the Contractor shall submit a written report to the Contracting Officer showing the actual deliveries of M&I water through the project works during the preceding year.

     (c) Unless and until modified as hereinafter provided, the Contractor's repayment schedule shall be based upon an estimated obligation of $3,347,000 (including estimated interest during construction). The repayment schedule is as follows:

  Semiannual                                    Semiannual
   Payment                Payment                Payment            Payment
  ----------             ----------            -----------          ---------
       1                 $     0                   21               $ 83,500
       2                       0                   22                 83,500
       3                   8,500                   23                 93,000
       4                   8,500                   24                 93,000
       5                  17,000                   25                103,000
       6                  17,000                   26                103,000
       7                  25,000                   27                113,000
       8                  25,000                   28                113,000
       9                  32,500                   29                123,500
      10                  32,500                   30                123,500
      11                  40,500                   31                134,500
      12                  40,500                   32                134,500
      13                  48,500                   33                145,500
      14                  48,500                   34                145,500
      15                  57,000                   35                157,500
      16                  57,000                   36                169,000
      17                  65,000                   37                169,000
      18                  65,000                   38                182,000
      19                  74,500                   39                182,500
      20                  74,500                   40                182,500

              (d) The estimated repayment obligation shall be considered as the amount of the repayment obligation until such time as revision is determined necessary by the Contracting Officer after consultation with the Contractor or such time as the actual repayment obligation is established, and payments shall be made to the United States on the basis of such estimate. If the revised or actual repayment obligation is less than the estimated repayment obligation, the amount of each payment shall be in the amount and order as provided therein until the obligation is repaid in full. The effect of this procedure shall be to reduce the length of the repayment period.

              (e) The Contractor shall take all actions necessary to ensure that required rate increases will be implemented which, together with revenues from the sale of water and such other revenues as may be available to the Contractor, shall provide sufficient revenues to meet its obligations under this contract and to make in full all payments to the United States on or before the dates such payments become due. The Contracting Officer shall have the right to seek to compel by mandamus, and/or any other appropriate action in a court of law, the performance by the Contractor and by any and all other State, county, and Contractor officials of the foregoing obligation.

                    Operation and Maintenance of Transferred
                    Works -- Payment of Miscellaneous Costs

          10. (a) Upon substantial completion of the project works, or as otherwise determined by the Contracting Officer, and following written notification, the care, operation, and maintenance of any or all of the project works shall be transferred to the Contractor. Title of such transferred works will remain in the name of the United States.

              (b) The Contractor, without expense to the United States, shall care for, operate, and maintain such transferred works in full compliance with the terms of this contract, and in such manner that said transferred works will remain in good and efficient condition.

     (c) Necessary repairs of the transferred works shall be made promptly by the Contractor. In case of unusual conditions or serious deficiencies in the care, operation, and maintenance of the transferred works threatening or causing interruption of service, as determined by the Contracting Officer, the Contracting Officer may issue to the Contractor a special written notice of the necessary repairs. Within 60 days of receipt of such notice, the Contractor shall either make the repairs or submit an acceptable plan for accomplishing the work. If the Contractor fails to meet the conditions stated above, the Contracting Officer may cause the repairs to be made and the cost thereof shall be paid by the Contractor as directed by the Contracting Officer.

     (d) No substantial change shall be made or encroachment allowed by the Contractor to any of the transferred works or on rights-of-way for such works, without first obtaining the consent of the Contracting Officer.

     (e) The Contractor shall hold the United States, its officers, agents, and employees harmless as to any and all damages which may, in any manner, result from the care, operation; and maintenance of any of the project works transferred to the Contractor.

     (f) In the event the Contracting Officer determines that the Contractor is operating the transferred works or any part thereof in violation of this contract, the United States may take over from the Contractor the care, operation and maintenance of the transferred works by giving written notice to the Contractor of such election and the effective date thereof. Thereafter, during the period of operation by the United States, upon written notification from the Contracting Officer, the

Contractor shall pay to the United States, annually in advance, the cost of operation and maintenance of such works as determined by the Contracting Officer. If the Contractor holds title to ground-water wells which are being used by the Contractor to supply water to lands in the Contractor's service area at the time of such takeover of care, operation, and maintenance by the United States, the Contractor shall continue to operate and maintain such wells to as to help satisfy, to the greatest extent possible, the reasonable water requirements of its water users. Following written notification from the Contracting Officer, the care, operation, and maintenance of the works may be retransferred to the Contractor.

            (g) In addition to all other payments to be made by the Contractor under this contract, the Contractor shall, during the period of time any or all of the project works are being operated, pay the United States, following the receipt of a detailed statement, miscellaneous costs incurred by the United States for unusual work involved in the administration and supervision of this contract.

          Examination and Inspection of Project Works for Determining
                 Adequacy of Operation and Maintenance Program

      11. (a) The Contracting Officer may, from time to time, make examinations and evaluations of project works being operated by the Contractor with a view to assisting the Contractor in determining the condition of the works and the adequacy of the operation and maintenance program. The examinations and evaluations may include any or all of the project works which were constructed by the United States and transferred to the Contractor or project works which were constructed by the Contractor with funds advanced or reimbursed by the United States. Reports of the examinations and evaluations, including recommendations, will be prepared and copies will be furnished to the Contractor. The examinations and evaluations will be without cost to the Contractor, except for such costs incurred by the Contractor and/or its agents to provide access, to operate any mechanical or electrical equipment, or to answer questions.

            (b) If deemed necessary by the Contracting Officer or requested by the Contractor, special inspections of any project works being operated by the Contractor, and of the Contractor's books and records may be made to ascertain the extent of any operation and maintenance deficiencies, to determine the remedial measures required for their correction, and to assist the Contractor in solving specific problems. Any special inspection or audit, except in a cost of emergency, shall be made after written notice to the Contractor and the actual cost incurred by the United States shall be reimbursed by the Contractor to the United States.

          (c) The State of Arizona shall be provided an opportunity to observe and participate, at its own expense, in the examinations and inspections. The Contractor and the State of Arizona will be provided copies of reports and recommendations relating to such examinations and inspections.

                                  Reserve Fund

      12. (a) Commencing with execution of this contract, the Contractor shall accumulate and maintain a reserve fund that will be available to cover unforeseen extraordinary costs as provided in Subarticle 12(d). Such reserve fund shall be accumulated by the Contractor with annual deposits or investments of not less than $3,660 to a Federally insured interest- or dividend-bearing account, or in securities guaranteed by the Federal Government; Provided, That a reasonable amount of time shall be allowed to make the money in the reserve fund available to meet the expenses for the purpose for which it was accumulated. Such annual deposits and accumulation of interest to the reserve fund shall continue until the basic amount of $53,000 is accumulated. Thereafter, the annual deposits may be discontinued and the interest earnings shall continue to accumulate and be retained as part of an expanding reserve fund.

          (b) Upon mutual agreement between the Contractor and the Contracting Officer, the reserve fund and the annual installments may be adjusted to reflect adequacy or inadequacy of the accumulated fund with respect to risk and uncertainty stemming from the size and complexity of the project, size of the annual operation and maintenance budget, addition, deletion or changes in project works and operation and maintenance costs not contemplated when this contract was executed. If the total fund requirement and annual installments are adjusted downward, the excess increment of the fund, and the difference between the annual deposit required by this article and the newly adjusted deposit requirement shall be applied toward accelerated repayment of the Contractor's repayment obligation to the United States.

          (c) Whenever the reserve fund exceeds the basic amount specified above, the excess annual reserve fund deposit not required shall be applied each year toward accelerated repayment of the Contractor's obligation under this contract.

          (d) Expenditures shall be made from such reserve fund only for meeting unforeseen extraordinary costs of operation and maintenance, repair or replacement, betterment in situations where recurrence of severe problems can be eliminated, and unusual operation and maintenance costs during periods of special stress such as may be caused by drought, hurricane, storms, or other like emergencies. Proposed expenditures from the said fund shall have the prior review and approval of the Contracting Officer. Whenever said reserve fund is reduced below the current balance by expenditures therefrom, the current balance shall be restored by the accumulation of annual deposits, as specified above, commencing with the next year following that in which the fund is reduced.

          (e) During any period in which any of the project works are operated and maintained by the United States, the reserve fund shall be available for like use by the United States.

          (f) On or before February 1 of each year, the Contractor shall provide an annual statement of the balance and composition (principal and accumulated interest) of the reserve fund account to the Contracting Officer.

                         General Obligation -- Benefits
                            Conditioned Upon Payment

     13. (a) The obligation of the Contractor to pay the United States as provided in this contract is a general obligation of the Contractor notwithstanding the manner in which the obligation may be distributed among the Contractor's water users and notwithstanding the default of individual water users in their obligations to the Contractor.

          (b) The payment of charges becoming due hereunder is a condition precedent to receiving benefits under this contract. No water will be made available to the Contractor through project facilities during any period in which the Contractor may be in arrears in the advance payment of any operation and maintenance charges due the United States or in arrears for more than 12 months in the payment of any construction charges due the United States. The Contractor shall not furnish water made available pursuant to this contract for lands or parties which are in arrears in the advance payment of operation and maintenance or toll charges or in arrears more than 12 months in the payment of construction charges as levied or established by the Contractor.

                                Quality of Water

     14. The operation and maintenance of project facilities shall be performed in such manner as is practicable to maintain the quality of raw water made available through such facilities at the highest level reasonably attainable as determined by the Contracting Officer. The United States does not warrant the quality of water and is under no obligation to construct or furnish water treatment facilities to maintain or better the quality of water.

                        Water and Air Pollution Control

     15. The Contractor, in carrying out this contract, shall comply with all applicable water and air pollution laws and regulations of the United States and the State of Arizona and shall obtain all required permits or licenses from the appropriate Federal, State or local authorities.

                          Books, Records, and Reports

     16. The Contractor shall establish and maintain accounts and other books and records pertaining to its financial transactions, land use and crop census, water supply, water use, changes of project works, and to other matters as the Contracting Officer may require. Reports thereon shall be furnished to the Contracting Officer in such form and on such date or dates as he may require. Subject to applicable Federal laws and regulations, each party shall have the right during office hours to examine and make copies of each other's books and records relating to matters covered by this contract.

                     Rules, Regulations, and Determinations

     17. (a) The Contracting Officer shall have the right to make, after an opportunity has been offered to the Contractor for consultation, rules and regulations consistent with the provisions of this contract, the laws of the United States and the State of Arizona, to add to or to modify them as may be deemed proper and necessary to carry out this contract, and to supply necessary details of its administration which are not covered by express provisions of this contract. The Contractor shall observe such rules and regulations.

          (b) Where the terms of this contract provide for action to be based upon the opinion or determination of either party to this contract, whether or not stated to be conclusive, said terms shall not be construed as permitting such action to be predicated upon arbitrary, capricious, or unreasonable opinions or determinations. In the event that the Contractor questions any factual determinations made by the Contracting Officer, the findings as to the facts shall be made by the Secretary only after consultation with the Contractor and shall be conclusive upon the parties.


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

                                    Notices

     18. Any notice, demand, or request authorized or required by this contract shall be deemed to have been given, on behalf of the Contractor, when mailed, postage prepaid, or delivered to the Regional Director, Lower Colorado Region, Bureau of Reclamation, P.O. Box 427, Boulder City, Nevada 89005, and on behalf of the United States, when mailed, postage prepaid, or delivered to the President, Chaparral City Water Company, P.O. Box 17030, Fountain Hills, Arizona 85268. The designation of the addressee or the address may be changed by notice given in the same manner as provided in this article for other notices.

                               Equal Opportunity


     19. During the performance of this contract, the Contractor agrees as follows:

          (a) The Contractor will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin. The Contractor will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex, or national origin. Such action shall include, but not be limited to the following: employment, upgrading, demotion, or transfer; recruitment or recruitment advertising; layoff or termination; rates of pay or other forms of compensation; and selection for training, including apprenticeship. The Contractor agrees to post in conspicuous places, available to employees and applicants for employment, notices to be provided by the Contracting Officer setting forth the provisions of this nondiscrimination clause.

          (b) The Contractor will, in all solicitations or advertisements for employees placed by or on behalf of the Contractor, state that all qualified applicants will receive consideration for employment without discrimination because of race, color, religion, sex, or national origin.

          (c) The Contractor will send to each labor union or representative of workers with which it has a collective bargaining agreement or other contract or understanding, a notice, to be provided by the Contracting Officer, advising said labor union or workers' representative of the Contractor's commitments under Section 202 of Executive Order 11246 of September 24, 1965, and shall post copies of the notice in conspicuous places available to employees and applicants for employment.

          (d) The Contractor will comply with all provisions of Executive Order No. 11246 of September 24, 1965, as amended, and of the rules, regulations, and relevant orders of the Secretary of Labor.

          (e) The Contractor will furnish all information and reports required by said amended Executive Order and by the rules, regulations, and orders of the Secretary of Labor, or pursuant thereto, and will permit


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
access to its books, records, and accounts by the Contracting Officer and the Secretary of Labor for purposes of investigation to ascertain compliance with such rules, regulations, and orders.

            (f) In the event of the Contractor's noncompliance with the nondiscrimination clauses of this contract or with any of such rules, regulations, or orders, this contract may be canceled, terminated, or suspended, in whole or in part, and the Contractor may be declared ineligible for further Government contracts in accordance with procedures authorized in said amended Executive Order, and such other sanctions may be imposed and remedies invoked as provided in said Executive Order, or by rule, regulation, or order of the Secretary of Labor, or as otherwise provided by law.

            (g) The Contractor will include the provisions of paragraph (a) through (g) in every subcontract or purchase order unless exempted by rules, regulations, or orders of the Secretary of Labor issued pursuant to Section 204 of said amended Executive Order, so that such provisions will be binding upon each subcontractor or vendor. The Contractor will take such action with respect to any subcontract or purchase order as may be directed by the Secretary of Labor as means of enforcing such provisions, including sanctions for noncompliance; Provided, however, that in the event the Contractor becomes involved in, or is threatened with, litigation with a subcontractor or vendor as a result of such direction, the Contractor may request the United States to enter into such litigation to protect the interests of the United States.

                       Title VI, Civil Rights Act of 1964

      20. (a) The Contractor agrees that it will comply with Title VI of the Civil Rights Act of July 2, 1964 (78 Stat. 241), and all requirements imposed by or pursuant to the Department of the Interior Regulation (43 CFR 17) issued pursuant to that title, to the end that, in accordance with Title VI of that Act and the Regulation, no person in the United States shall, on the grounds of race, color, or national origin be excluded from participation in, be denied the benefits of, or be otherwise subjected to discrimination under any program or activity for which the Contractor receives financial assistance from the United States and hereby gives assurance that it will immediately take any measures to effectuate this agreement.

            (b) If any real property or structure thereon is provided or improved with the aid of Federal financial assistance extended to the Contractor by the United States, this assurance obligates the Contractor, or in the case of any transfer of such property, any transferee for the period during which the real property or structure is used for a purpose involving the provision of similar services or benefits. If any personal property is so provided, this assurance obligates the contractor for the period during which it retains ownership or possession of the property. In all other cases, this assurance obligates the Contractor for the period during which the Federal financial assistance is extended to it by the United States.


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
          (c) This assurance is given in consideration of and for the purpose of obtaining any and all Federal grants, loans, contracts, property, discounts, or other Federal financial assistance extended after the date hereof to the Contractor by the United States, including installment payments after such date on account of arrangements for Federal financial assistance which were approved before such date. The Contractor recognizes and agrees that such Federal financial assistance will be extended in reliance on the representations and agreements made in this assurance, and that the United States shall reserve the right to seek judicial enforcement of this assurance. This assurance is binding on the Contractor, its successors, transferees, and assignees.


                            Charge for Late Payments


     21. The Contractor shall pay a late payment charge on installments or charges which are received after the due date. the late payment charge percentage rate calculated by the Department of the Treasury and published quarterly in the Federal Register shall be used; Provided, That the late payment charge percentage rate will not be less than 0.5 percent per month. The late payment charge percentage rate applied on an overdue payment will remain in effect until payment is received. The late payment rate for a 30-day period will be determined on the day immediately following the due date and will be applied to the overdue payment for any portion of the 30-day period of delinquency. In the case of partial late payments, the amount received will first be applied to the late charge on the overdue payment and then to the overdue payment.

               Contingent on Appropriation or Allotment of Funds

     22. The expenditure or advance of any money or the performance of any work by the United States hereunder which may require appropriation of money by the Congress or the allotment of funds shall be contingent upon such appropriation or allotment being made. The failure of the Congress to appropriate funds or the absence of any allotment of funds shall not relieve the Contractor from any obligations under this contract. No liability shall accrue to the United States in case such funds are not appropriated or allotted.

              Assignment Limited--Successors and Assigns Obligated

     23. The provisions of this contract shall apply to and bind the successors and assigns of the parties hereto, but no assignment or transfer of this contract or any part or interest therein shall be valid until approved by the Contracting Officer.

                            Officials Not to Benefit

     24. (a) No member of or Delegate to Congress or Resident Commissioner shall be admitted to any share or part of this contract or to any benefit that may rise herefrom. This restriction shall not be construed to extend to this contract if made with a corporation or company for its general benefit.

          (b) No official of the Contractor shall receive any benefit that may arise by reason of this contract other than as a water user within the project and in the same manner as other water users within the project.

                      Changes in Contractor's Organization

     25. While this contract is in effect, no change shall be made in the Contractor's organization, by inclusion or exclusion of lands, by dissolution, consolidation, merger or otherwise, except upon the Contracting Officer's written consent.

                        Administration of Project Lands

     26. The land and rights-of-way acquired and needed by the United States for the purposes of care, operation, and maintenance of project works may be used by the Contractor for such purposes. The Contractor shall not issue rights-of-way across project land, issue land rights to project lands, or issue leases, licenses, permits, or special use agreements involving project land, rights-of-way, or transferred works. All such land use instruments may be issued only by the Contracting Officer. Lands and rights-of-way withdrawn or acquired primarily for, or later determined to be used or, recreation, fish and wildlife enhancement or mitigation, or other special purposes, shall be reserved primarily for those purposes; any other land or rights-of-way use shall be secondary in nature and compatible with said recreation, fish and wildlife, or special purpose uses.

                            Confirmation of Contract

     27. Upon the execution of this contract, the Contractor shall promptly seek a final decree of a court of competent jurisdiction of the State of Arizona approving and confirming the contract and decreeing and adjudging it to be lawful, valid, and binding on the Contractor. The Contractor shall furnish to the United States a certified copy of such

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
decree and of all pertinent supporting records. This contract shall not be binding on the United States or the Contractor until such final decree has been entered.

      IN WITNESS WHEREOF, the parties hereto have executed this Contract No. 5-07-30-W0068 the day and year first above written.

Legal Review and Approval                 THE UNITED STATES OF AMERICA

By: /s/ [SIGNATURE ILLEGIBLE]             By: /s/ [SIGNATURE ILLEGIBLE]
   ----------------------------------        ----------------------------------
    Field Solicitor, Phoenix, Arizona         Regional Director
                                              Lower Colorado Region
                                              Bureau of Reclamation

                                          CHAPARRAL CITY WATER COMPANY
                                          -------------------------------------

ATTEST:

/s/ HOWARD J. BRESSLER                    By: /s/ [SIGNATURE ILLEGIBLE]
-------------------------------------        ----------------------------------
Secretary
                                          Title  President
                                               --------------------------------


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